                                                                    EXHIBIT 10.1


                                  XPEED, INC.



                            STOCK PURCHASE AGREEMENT



                            SERIES B PREFERRED STOCK



                       January 15, 1999-February 28, 1999

                               TABLE OF CONTENTS

                                                                           Page

SECTION 1 - AUTHORIZATION AND SALE OF THE SHARES AND WARRANTS                1

1.1     Authorization                                                        1

1.2     Sale of the Shares and Warrants                                      1

SECTION 2 - CLOSING DATE; DELIVERY; SUBSEQUENT SALES                         2

2.1     Closing Date                                                         2

2.2     Delivery                                                             2

2.3     Subsequent Sales of Series B Preferred Stock and Warrants            2

SECTION 3 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY                    2

3.1     Organization and Standing                                            2

3.2     Articles and Bylaws                                                  3

3.3     Corporate Power                                                      3

3.4     Subsidiaries                                                         3

3.5     Capitalization                                                       3

3.6     Authorization.                                                       3

3.7     Financial Statements                                                 4

3.8     Changes                                                              4

3.9     Title to Properties and Assets                                       4

3.10    Material Liabilities                                                 4

3.11    Intellectual Property                                                4

3.12    Material Contracts                                                   5

3.13    Compliance with Other Instruments                                    5

3.14    Litigation                                                           5

3.15    Registration Rights                                                  5

3.16    Governmental Consent                                                 5

3.17    Distributions                                                        6

3.18    Brokers or Finders                                                   6

3.19    Disclosure                                                           6

3.20    Taxes                                                                6

3.21    Restricted Stock Purchase and Incentive Stock Option Agreements      6

3.22    Employees                                                            6

3.23    Securities Act                                                       7

SECTION 4 - REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS                 7

4.1     Experience                                                           7

4.2     Investor Suitability Questionnaire                                   7

4.3     Investment.                                                          7

4.4     Rule 144                                                             7

4.5     No Public Market                                                     8

4.6     Access to Data                                                       8

4.7     Authorization                                                        8

4.8     Brokers or Finders                                                   8

SECTION 5 - CONDITIONS TO CLOSING OF THE PURCHASERS                          8

5.1     Representations and Warranties                                       8

5.2     Covenants                                                            8

5.3     Compliance Certificate                                               9

5.4     Opinion of Company's Counse                                         l9

5.5     Blue Sky Law                                                         9

5.6     Restated Articles                                                    9

5.7     Reservation of Common Stock                                          9

5.8     Proceedings and Documents                                            9

5.9     Board of Directors                                                   9

5.10    Restricted Stock Purchase Agreements                                 9

5.11    Incentive Stock Option Agreements                                    9

5.12    Employment, Confidential Information, Invention Assignment and
        Arbitration Agreements                                               9

SECTION 6 - CONDITIONS TO CLOSING OF THE COMPANY                            10

6.1     Representations and Warranties                                      10

6.2     Blue Sky Law                                                        10

6.3     Restated Articles                                                   10

6.4     Legal Matters                                                       10

6.5     Investor Suitability Questionnaires                                 10

SECTION 7 - COVENANTS OF THE COMPANY AND THE PURCHASERS                     10

7.1     Financial Information                                               10

7.2     Termination of Financial Information Rights                         11

7.3     Protective Covenants                                                11

7.4     Employment, Confidential Information, Invention Assignment and
        Arbitration Agreements                                              12

7.5     Right of First Refusal Agreements                                   12

7.6     Voting Agreements                                                   12

SECTION 8 - RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS                   12

8.1     Restrictions on Transfer                                            12

8.2     Certain Definitions                                                 12

8.3     Restrictive Legend                                                  13

8.4     Notice of Proposed Transfers                                        14

8.5     Requested Registration                                              14

8.6     Company Registration                                                16

8.7     Form S-3 Registration                                               17

8.8     Expenses of Registration                                            19

8.9     Letter or Opinion of Counsel in Lieu of Registration                19

8.10    Lock-up                                                             19

8.11    Registration Procedures                                             20

8.12    Indemnification                                                     20

8.13    Information by Holder                                               22

8.14    Rule 144 Reporting                                                  22

8.15    Assignment of Registration Rights                                   23

8.16    Amendment of Registration Rights                                    23

8.17    Exception for Rule 144 Sales                                        23

SECTION 9 - GENERAL PROVISIONS                                              23

9.1     Governing Law                                                       23

9.2     Survival                                                            23

9.3     Successors and Assigns                                              24

9.4     Entire Agreement; Amendment and Waiver                              24

9.5     Notices, etc                                                        24

9.6     Delays or Omissions                                                 24

9.7     References                                                          24

9.8     Severability                                                        25

9.9     Aggregation of Stock                                                25

9.10    California Corporate Securities Law                                 25

9.11    Legal Expenses                                                      25

9.12    Counterparts                                                        26

EXHIBITS

A.      Schedule of Purchasers.

B.      Form of Restated Articles of Incorporation.

B-1.    Form of Warrants.

C.      Schedule of Exceptions.

D.      Form of Compliance Certificate.

E.      Form of Opinion of Wilson Sonsini Goodrich & Rosati.

F.      Form of Restricted Stock Purchase Agreement.

G.      Form of Stock Option Agreement.

H. Form of Employment, Confidential Information, Invention Assignment, and Arbitration Agreement.

I.      Form of Right of First Refusal Agreement.

J.      Form of Voting Agreement.

     XPEED, INC.

                            STOCK PURCHASE AGREEMENT



                            SERIES B PREFERRED STOCK

     This agreement (the "Agreement"), between Xpeed, Inc., a California corporation (the "Company"), with its principal office at 4699 Old Ironside Drive, Suite 300, Santa Clara, California 95054, and each of the persons and entities set forth on the Schedule of Purchasers attached hereto as Exhibit A (each, a "Purchaser" and collectively, the "Purchasers"), is made effective as of the date opposite each such Purchaser's name in the Schedule of Purchasers.

                                  1.  SECTION

               AUTHORIZATION AND SALE OF THE SHARES AND WARRANTS

          (a)  Authorization.  The Company has authorized, or will have
               -------------
authorized before the Closing (as defined below) the sale and issuance of (i) up to 3,000,000 shares of the Company's Series B Preferred Stock (the "Shares"), and (ii) Warrants to acquire up to 750,000 shares of common stock of the Company (the "Common Stock") at the exercise price of $2.00 per share (the (Warrants"). The Shares shall have the rights, preferences, privileges, and restrictions as set forth in the Company's Restated Articles of Incorporation in the form attached hereto as Exhibit B (the "Restated Articles"). The Warrants shall be in the form attached hereto as Exhibit B-1.

     The "Conversion Stock" means the shares of Common Stock issuable or issued upon (i) conversion of the Shares or (ii) exercise of the Warrants. The "Securities" means the outstanding Shares, Warrants, and/or the outstanding Conversion Stock, collectively, to the extent each is outstanding from time to time.
          (b)  Sale of the Shares and Warrants.  Subject to the terms and
               -------------------------------
conditions hereof, the Company shall sell and issue to each Purchaser, and each Purchaser shall purchase from the Company, (i) the number of Shares specified opposite such Purchaser's name on the Schedule of Purchasers, at a purchase price of $2.00 per Share, and (ii) a Warrant to purchase the number of shares of Common Stock specified opposite each such Purchaser's name on the Schedule of Purchasers. The Company's agreement with each of the Purchasers is a separate agreement, and the sale of such number of Shares and such Warrant to each of the Purchasers is a separate sale.

     A "majority in interest of the Purchasers" means Purchasers purchasing more than 50% of the Shares. A "majority in interest of the Securities holders" means holders of record of more than 50% of the outstanding Securities, determined by treating any outstanding Shares as though converted to Conversion Stock.

                                  2.  SECTION

                    CLOSING DATE; DELIVERY; SUBSEQUENT SALES
                    ----------------------------------------

          (a)  Closing Date.  The closing of the sale and purchase of the
               ------------
Shares and Warrants hereunder (the "Closing") shall be held at the law offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304 at 10:00 a.m. on January 15, 1999, or at such other place and time upon which the Company and a majority in interest of the Purchasers shall agree, as evidenced by the completion of the transactions contemplated hereby. The date of the Closing is referred to as the "Closing Date."

          (b)  Delivery.  At the Closing, the Company shall deliver to each
               --------
Purchaser (i) a stock certificate or certificates representing the number of Shares designated in the Schedule of Purchasers to be purchased by such Purchaser, and (ii) a Warrant to purchase the number of shares of Common Stock specified opposite each such Purchaser's name on the Schedule of Purchasers. Such delivery shall be made against payment of the purchase price therefor in the amount specified in the Schedule of Purchasers, by delivery to the Company of (i) a check payable to the Company, (ii) a wire transfer to the Company or a trust account, (iii) cancellation of indebtedness owed by the Company, or (iv) some combination thereof.

          (c)  Subsequent Sales of Series B Preferred Stock and Warrants.  By
               ---------------------------------------------------------
February 28, 1999, the Company may sell the balance of the authorized Shares and Warrants not sold at the Closing to such persons approved by the President of the Company. Any shares of Series B Preferred Stock and Warrants sold pursuant to this Section 2.3 shall be deemed to be "Shares" and "Warrants," respectively, and any purchaser thereof shall be deemed to be a "Purchaser" for all purposes under this Agreement. Should any such sales be made, the Company shall prepare and distribute to the Purchasers a revised Exhibit A to this Agreement reflecting such sales and the dates thereof.

                                  3.  SECTION

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     Except as set forth on the "Schedule of Exceptions" attached hereto as Exhibit C, the Company hereby represents and warrants to the Purchasers as follows:

          (a)  Organization and Standing.  The Company is a corporation duly
               -------------------------
organized and validly existing under the laws of the State of California and is in good standing under such laws. The Company has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted, as described in the Company's business plan dated November 17, 1998 (the "Business Plan"). The Company is not qualified to do business as a foreign corporation in any jurisdiction. Such qualification is not presently required in any jurisdiction where a failure to so qualify would have a material adverse effect on the Company.

          (b)  Articles and Bylaws.  The Company has made available to counsel
               -------------------
for the Purchasers (upon their request) true, correct, and complete copies of the Company's articles of incorporation, as amended, and the Company's bylaws, as amended.

          (c)  Corporate Power.  The Company has all requisite corporate power
               ---------------
to execute and deliver this agreement, to sell and issue the Shares hereunder, to issue the Conversion Stock, and to carry out and perform its obligations under the terms of this agreement.

          (d)  Subsidiaries.  The Company has no subsidiaries and does not
               ------------
otherwise own or control, directly or indirectly, any other corporation, association, or business entity.

          (e)  Capitalization.  The authorized capital stock of the Company
               --------------
will, upon the filing of the Restated Articles, consist of (i) 14,500,000 shares of Common Stock and (ii) 3,867,000 shares of Preferred Stock, of which 867,000 shares will be designated Series A Preferred Stock and 3,000,000 will be designated Series B Preferred Stock. 4,800,000 shares of Common Stock are issued and outstanding. 866,667 shares of Series A Preferred Stock are issued and outstanding. No shares of Series B Preferred Stock will be issued and outstanding prior to the Closing. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company has reserved 3,400,000 shares of Common Stock for issuance pursuant to its 1998 Stock Plan and there are options to purchase 1,767,298 shares of the Company's Common Stock outstanding. There are no other options, warrants, conversion privileges, or preemptive or other rights or agreements presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the capital stock or other securities of the Company.

          (f)  Authorization.  All corporate action on the part of the Company,
               -------------
its directors, and its shareholders necessary for the authorization, execution, delivery, and performance of this agreement by the Company, the authorization, sale, issuance, and delivery of the Shares (and, except for issuance and delivery thereof, the Conversion Stock), and the performance of all of the Company's obligations hereunder (except for the performance of its covenants to be performed subsequent to the Closing) will have been taken prior to the Closing. This agreement, when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies, and (iii) the extent that the indemnification provisions of Section 8.12 may be limited by principles of public policy. The Company has reserved 3,000,000 Shares for issuance hereunder, 3,000,000 shares of Common Stock for issuance upon conversion of the Shares, and 750,000 shares of Common Stock for issuance upon exercise of the Warrants.. The Shares, when issued in accordance with this agreement, will be duly authorized, validly issued, fully paid, and nonassessable, and will have the rights, preferences, privileges, and restrictions as set forth in the Restated Articles. The Conversion Stock has been duly and validly reserved and, when issued in accordance with this agreement and the Company's articles of incorporation, will be duly authorized, validly issued, fully paid, and nonassessable. The Securities, when issued, will be free of any liens or encumbrances created by the Company; provided, however, that the Securities will be subject to restrictions on transfer under federal and state securities laws and as set forth herein.

          (g)  Financial Statements.  The Company has delivered to counsel for
               --------------------
the Purchasers the Company's unaudited year-to-date profit and loss statements and cash flow statements as of November 30, 1998, and the Company's unaudited monthly balance sheets, profit and loss statements, and cash flow statements for months of April, 1998 through November, 1998 (collectively, the "Financial Statements"). The Financial Statements are complete and correct and present fairly the financial position and results of operations for the dates indicated in conformance with generally accepted accounting principles ("GAAP") applied on a consistent basis, except that the unaudited financial statements do not contain footnotes and are subject to normal year-end audit adjustments.

          (h)  Changes.  Since November 30, 1998, there have not been any
               -------
changes in the assets, liabilities, financial condition, or operations of the Company from those reflected in the Financial Statements, which would be required under GAAP to be reflected in financial statements, except changes in the ordinary course of business which have not been, individually or in the aggregate, materially adverse; it being understood, however, that according to the Business Plan, the Company continues to incur expenses in the ordinary course of business which currently are in excess of income.

          (i)  Title to Properties and Assets.  Except as reflected in the
               ------------------------------
Financial Statements, the Company has good and marketable title to all its properties (both real and personal) and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, conditional sale agreement, security interest, encumbrance, or charge, other than (i) the lien of current taxes not yet due and payable, and (ii) possible minor liens and encumbrances which have risen in the ordinary course of business and which do not, in any case or in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of the Company.

          (j)  Material Liabilities.  Except as reflected in the Financial
               --------------------
Statements, the Company has no liabilities which are, individually or in the aggregate, material to the financial condition or operating results of the Company.

          (k)  Intellectual Property.  To the best of its knowledge, the
               ---------------------
Company owns or has sufficient rights to use, free and clear of all liens, charges, claims, and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses, and other intellectual property rights necessary to its business as presently conducted and as proposed to be conducted, as described in the Business Plan, without any infringement of the rights of others.

          (l)  Material Contracts.  All contracts, agreements, and instruments,
               ------------------
involving amounts of $50,000 or more in any one case, to which the Company is a party, are valid, binding, and in full force and effect in all material respects, and are enforceable by the Company in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief or other equitable remedies. Each of such contracts, agreements, and instruments have been listed on the Schedule of Exceptions. True and complete copies of such contracts, agreements, and instruments have been made available for inspection by the Purchasers (upon their request).

          (m)  Compliance with Other Instruments.  The Company is not in
               ---------------------------------
violation of any term of its articles of incorporation or bylaws, or in any material respect of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, or decree, and to the best of its knowledge is not in material violation of any order, statute, rule, or regulation applicable to the Company. The execution, delivery, and performance of and compliance with this agreement, and the issuance of the Securities, have not resulted and will not result in any violation of, or conflict with, or constitute a default under, any such term or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company. There is no such undisclosed term which unusually, materially, and adversely affects the business of the Company or any of its properties or assets.

          (n)  Litigation.  There are no actions, suits, proceedings, or
               ----------
investigations pending against the Company or its properties before any court or governmental agency (nor, to the best of the Company's knowledge, is there any basis therefor or threat thereof).

          (o)  Registration Rights.  Except as set forth in this agreement, the
               -------------------
Company is not under any obligation to register (as defined in Section 8.2) any of its presently outstanding securities or any of its securities which may hereafter be issued.

          (p)  Governmental Consent.  No consent, approval, or authorization of
               --------------------
or designation, declaration, or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this agreement, or the offer, sale, or issuance of the Securities, or the consummation of any other transaction contemplated hereby, except (i) filing of the Restated Articles with the California Secretary of State, and (ii) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Securities under the California Corporate Securities Law of 1968, as amended, and other applicable blue sky laws, which filing and qualification, if required, will be accomplished in a timely manner prior to or promptly after the Closing.

         (q)  Distributions.  Since its incorporation, there has been no
              -------------
declaration or payment by the Company of dividends, or any distribution by the Company of any assets of any kind to any of its shareholders in redemption of or as the purchase price for any of the Company's securities.

         (r)  Brokers or Finders.  The Company has not incurred, and will not
              ------------------
incur, directly or indirectly, as a result of any action taken by the Company any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this agreement or any transaction contemplated hereby.

         (s)  Disclosure.  No representation or warranty of the Company
              ----------
contained in this agreement or in the exhibits attached hereto or in any written statement (including the Business Plan) or certificate furnished or to be furnished to the Purchasers pursuant hereto or in connection with the transactions contemplated hereby, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company which materially adversely affects the business, operations, affairs, or condition of the Company, or any of its properties or assets, which has not been set forth in this agreement or in the exhibits attached hereto or in any such written statement.

         (t)  Taxes.  All tax returns and reports of the Company required by law
              -----
to be filed have been duly filed, and all taxes, assessments, fees, and other governmental charges upon the Company, upon any of its properties, assets, income, or franchises, which are due and payable have been paid, other than those presently payable without penalty or interest. The Company has not been audited (and is not presently under audit) in respect of any such tax return or report.

         (u)  Restricted Stock Purchase and Incentive Stock Option Agreements.
              ---------------------------------------------------------------
The Schedule of Exceptions sets forth (i) a list of the individuals who have entered into Restricted Stock Purchase Agreements with the Company in substantially the form attached hereto as Exhibit F, and (ii) a list of the individuals who have entered into Incentive Stock Option Agreements with the Company in substantially the form attached hereto as Exhibit G.

         (v)  Employees.  To the best of the Company's knowledge, no employee
              ---------
of the Company is a party to any agreement with any previous employer that in any way adversely affects his performance of his duties as an employee of the Company or is a party to or threatened by any litigation concerning any patents, trademarks, trade secrets, and the like. The Company does not have any collective bargaining agreements covering any of its employees. The Company has no employee benefit plans or agreements with respect to profit-sharing or pension benefits. Each of the Company's employees has entered into the Company's standard Employment, Confidential Information, Invention Assignment and Arbitration Agreement, in substantially the form attached hereto as Exhibit H.

         (w)  Securities Act.  Subject to the accuracy of the Purchasers'
              --------------
representations in Section 4 and in written responses to the Company's inquiries, the offer, sale, and issuance of the Securities in conformity with the terms of this agreement, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

                                  4.  SECTION

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
                ------------------------------------------------

     Each Purchaser hereby severally (and not jointly) represents and warrants to the Company with respect to the purchase of the Shares as follows:

         (a)  Experience.  Such Purchaser has substantial experience in
              ----------
evaluating and investing in private placement transactions of securities in companies similar to the Company so that such Purchaser is capable of evaluating the merits and risks of such Purchaser's investment in the Company and has the capacity to protect such Purchaser's own interests.

         (b)  Investor Suitability Questionnaire.  Such Purchaser has delivered
              ----------------------------------
to the Company a completed Investor Suitability Questionnaire which is true and correct in all material respects.

         (c)  Investment.  Such Purchaser is acquiring the Securities for
              ----------
investment for such Purchaser's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Such Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein and in the Suitability Questionnaire.

         (d)  Rule 144.  Such Purchaser acknowledges that the Securities must be
              --------
held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, (i) the existence of a public market for the shares, (ii) the availability of certain current public information about the Company, (iii) the resale occurring not less than two years after a party has purchased and fully paid for the shares to be sold, (iv) the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and (v) the number of shares being sold during any three-month period not exceeding specified limitations.

         (e)  No Public Market.  Such Purchaser understands that no public
              ----------------
market now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for the Securities.

         (f)  Access to Data.  Such Purchaser has had an opportunity to discuss
              --------------
the Company's business, management, and financial affairs with the Company's management and the opportunity to review the Company's facilities and Business Plan. Such Purchaser has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. Such Purchaser understands that such discussions, as well as any written information issued by the Company, including the Business Plan, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description.

         (g)  Authorization.  This agreement, when executed and delivered by
              -------------
such Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies, and (iii) the extent that the indemnification provisions of Section 8.12 may be limited by principles of public policy.

         (h)  Brokers or Finders.  The Company has not incurred, and will not
              ------------------
incur, directly or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this agreement or any transaction contemplated hereby.

                                  5.  SECTION

                    CONDITIONS TO CLOSING OF THE PURCHASERS
                    ---------------------------------------

     Each Purchaser's obligation to purchase any Shares at the Closing is, at the option of each Purchaser, subject to the fulfillment on or prior to the Closing Date of the following conditions:

         (a)  Representations and Warranties.  The representations and
              ------------------------------
warranties made by the Company in Section 3 shall have been true and correct when made, and shall be true and correct as of the Closing Date.

         (b)  Covenants.  All covenants, agreements, and conditions contained in
              ---------
this agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all respects.

         (c)  Compliance Certificate.  The Company shall have delivered to the
              ----------------------
Purchasers a Compliance Certificate in substantially the form attached hereto as Exhibit D, executed by an officer of the Company, dated the Closing Date, and certifying to the fulfillment of the conditions specified in Sections 5.l and 5.2.

         (d)  Opinion of Company's Counsel.  Wilson Sonsini Goodrich & Rosati,
              ----------------------------
Professional Corporation, counsel for the Company, shall have delivered to the Purchasers an opinion in substantially the form attached hereto as Exhibit E, dated the Closing Date.

         (e)  Blue Sky Law.  The Company shall have obtained all necessary blue
              ------------
sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Securities.

         (f)  Restated Articles.  The Restated Articles shall have been filed
              -----------------
with the California Secretary of State.

         (g)  Reservation of Common Stock.  The shares of Common Stock initially
              ---------------------------
issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

         (h)  Proceedings and Documents.  All corporate and other proceedings in
              -------------------------
connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to counsel for the Purchasers, and they shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         (i)  Board of Directors.  The Company's board of directors shall, upon
              ------------------
the Closing, consist of Tsuyoshi Taira, C.R. Kang, Michael Pak, and one person nominated by the holders of a majority in interest of the Purchasers reasonable acceptable to the Company.

         (j)  Restricted Stock Purchase Agreements.  All outstanding shares of
              ------------------------------------
Common Stock held by employees of the Company on the Closing Date shall be subject to the provisions of the Restricted Stock Purchase Agreement in substantially the form attached hereto as Exhibit F.

         (k)  Incentive Stock Option Agreements.  All incentive stock options
              ---------------------------------
outstanding on the Closing Date shall be subject to the provisions of the Incentive Stock Option Agreement in substantially the form attached hereto as Exhibit G.

         (l)  Employment, Confidential Information, Invention Assignment and
              --------------------------------------------------------------
Arbitration Agreements. All employees of the Company on the Closing Date shall
----------------------
have entered into an Employment, Confidential Information, Invention Assignment and Arbitration Agreement with the Company in substantially the form attached to hereto as Exhibit H.

                                  6.  SECTION

                      CONDITIONS TO CLOSING OF THE COMPANY
                      ------------------------------------

     The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to the fulfillment on or prior to the Closing Date of the following conditions:

         (a)  Representations and Warranties.  The representations and
              ------------------------------
warranties made by each Purchaser in Section 4 shall have been true and correct when made, and shall be true and correct as of the Closing Date.

         (b)  Blue Sky Law.  The Company shall have obtained all necessary blue
              ------------
sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Securities.

         (c)  Restated Articles.  The Restated Articles shall have been filed
              -----------------
with the California Secretary of State.

         (d)  Legal Matters.  All material matters of a legal nature which
              -------------
pertain to this agreement and the transactions contemplated hereby shall have been reasonably approved by counsel for the Company.

         (e)  Investor Suitability Questionnaires.  Each Purchaser shall have
              -----------------------------------
executed and delivered to the Company a completed Questionnaire, acceptable to counsel for the Company.

                                  7.  SECTION

                  COVENANTS OF THE COMPANY AND THE PURCHASERS
                  -------------------------------------------

     The Company and the Purchasers hereby covenant and agree as follows:

         (a)  Financial Information.  The Company shall furnish the following
              ---------------------
reports to each Purchaser for so long as such Purchaser is the record holder of an amount of Securities (determined on an as-converted basis) equal to or greater than 100,000 shares of Common Stock:

              (1) As soon as practicable after the end of each fiscal quarter (except the fourth quarter), and in any event within 45 days thereafter, an unaudited income statement for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter.

              (2) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, an income statement for such fiscal year, a balance sheet of the Company as of the end of such fiscal year, and a statement of changes in financial condition for such fiscal year, all certified by independent public accountants of recognized national standing selected by the Company.

     All financial statements provided for above shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis (except that such unaudited financial statements may be prepared without footnotes and will be subject to normal year-end audit adjustments).

     Each Purchaser agrees that any information obtained by such Purchaser pursuant to this Section 7.1 which may be proprietary to the Company or otherwise confidential will not be disclosed without the prior written consent of the Company. Each Purchaser further acknowledges and understands that any information so obtained which may be considered "inside" non-public information will not be utilized by such Purchaser in connection with purchases and/or sales of the Company's securities except in compliance with applicable state and federal antifraud statutes.

         (b)  Termination of Financial Information Rights.  The Company's
              -------------------------------------------
obligation to deliver the financial statements under Section 7.1 shall terminate and shall be of no further force or effect when a public market first exists for any of the Company's securities. Thereafter, the Company shall deliver to each Purchaser such financial information as the Company from time to time provides to holders of its Common Stock.

         (c)  Protective Covenants.  Until (i) a public market exists for any of
              --------------------
the Company's securities, or (ii) at least 80% of the Shares shall have been converted into Common Stock, the Company shall not (without the consent of the Holders of at least of majority of the then-outstanding Shares):

              (1) increase the authorized number of shares of Series B Preferred Stock.

              (2) materially and adversely alter or change the rights, preferences or privileges of the outstanding shares of the Series B Preferred Stock.

              (3) create a new class or series of shares having a dividend or liquidation preference senior to that of the outstanding Series B Preferred Stock.

         (d)  Employment, Confidential Information, Invention Assignment and
              --------------------------------------------------------------
Arbitration Agreements. Each of the Company's officers and key employees will
----------------------
enter into the Company's standard Employment, Confidential Information, Invention Assignment and Arbitration Agreement, substantially in the form attached hereto as Exhibit H.

         (e)  Right of First Refusal Agreements.  Each of the Purchasers will
              ---------------------------------
enter into a Right of First Refusal Agreement, a form of which is attached hereto as Exhibit I.

         (f)  Voting Agreements.  Each of the Purchasers will enter into a
              -----------------
Voting Agreement, a form of which is attached hereto as Exhibit J.


                                  8.  SECTION

                 RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS
                 ---------------------------------------------

         (a)  Restrictions on Transfer.  The Securities shall not be sold,
              ------------------------
assigned, transferred, or pledged except upon the conditions specified in this Section, which conditions are intended to, among other things, ensure compliance with the provisions of the Securities Act. Each Purchaser shall cause any proposed transferee of the Securities held by a Purchaser to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section.

         (b)  Certain Definitions.  As used in this agreement, the following
              -------------------
definitions shall apply:

     "Commission" means the Securities and Exchange Commission or any other
      ----------
federal agency at the time administering the Securities Act.

     "Holder" means any holder of outstanding Registrable Securities; provided,
      ------
however, that for all purposes under this Section, the holder of any Shares shall be deemed to be the Holder of the Registrable Securities into which such Shares are then convertible.

     "Initiating Holders" means any Holders of not less than 50% of the
      ------------------
Registrable Securities.

     "Registrable Securities" means (i) the Conversion Stock and (ii) any shares
      ----------------------
of Common Stock of the Company issued or issuable, directly or indirectly, in respect of such stock upon any stock split, stock dividend, recapitalization, or similar event, or any shares of Common Stock otherwise issued or issuable with respect to such stock; provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or sold to the public.

     "Registration Expenses" means all expenses incurred by the Company in
      ---------------------
complying with Sections 8.5, 8.6 and 8.7, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company). Registration Expenses shall not include selling commissions, discounts or other compensation paid to underwriters or other agents or brokers to effect the sale.

     "Restricted Securities" means the securities of the Company required to
      ---------------------
bear the legend set forth in Section 8.3.

     "Securities Act" means the Securities Act of 1933, as amended, or any
      --------------
similar federal statute and the rules and regulations of the Commission thereunder, as shall be in effect at the time.

     The terms "register", "registered" and "registration" refer to a
                --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed), and the declaration or ordering of the effectiveness of such registration statement.

         (c)  Restrictive Legend.  Each stock certificate representing (i) the
              ------------------
Securities, or (ii) any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 8.4) be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legend required under applicable state securities laws):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES OR (II) THERE IS AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE.

     COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

     Each Purchaser and holder of any Securities consents to the Company making a notation on its records and giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer described in this Section.

        (d) Notice of Proposed Transfers. Prior to any proposed transfer of any
            ----------------------------
Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice (the "Notice") to the Company of such holder's intention to make such transfer. The Notice shall describe the manner and circumstances of the proposed transfer in sufficient detail. If reasonably requested by the Company prior to the transfer being effected, the holder shall provide to the Company a written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act. The holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the Notice only after the Company has consented in writing to such transfer. Each stock certificate evidencing the Restricted Securities so transferred shall bear the appropriate restrictive legends set forth in Section 8.3, except that such certificate shall not bear such restrictive legends if in the opinion of counsel for the Company such legends are not required in order to establish compliance with any provisions of the securities laws.

        (e)  Requested Registration.
             ----------------------

              (i)  Request for Registration.  If the Company shall at any
                   ------------------------
time after the one hundred and eightieth (180th) day after the effective date of the first registration statement for an initial public offering of securities of the Company receive a written request from the Holders of at least fifty percent (50%) of the Shares issued as of the Closing, that the Company effect any underwritten registration, qualification, or compliance with respect to Registrable Securities held by such Initiating Holders, then the Company shall:

                   (1) promptly give written notice of the proposed registration, qualification, or compliance to all other Holders; and

                   (2) as soon as practicable, use its most diligent efforts to effect all such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in a written request received by the Company within 15 days after the date the Company mails such written notice;

     Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this Section 8.5:

                        a) In any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                        b) During the period starting with the date sixty days prior to the Company's estimated date of filing of, and ending on the date six months immediately following the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan or initiated by security holders); or

                        c) Unless the aggregate gross offering price thereof would be at least $5,000,000;

                        d) After the Company has effected two such registrations pursuant to this Section 8.5 and such registration has been declared or ordered effective.

     Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, and in any event within 120 days, after receipt of the request or requests of the Initiating Holders; provided, however, that if the Company shall furnish to such Holders a certificate signed by the president of the Company stating that in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company or its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a reasonable period not to exceed an additional 120 days.

                (ii) Underwriting.  The right of any Holder to registration
                     ------------
pursuant to this Section 8.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.

     The Company shall (together with all Holders and holders of other securities proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 8.5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders and the other holders distributing their securities through such underwriting, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders and other holders thereof in proportion, as nearly as practicable, to the respective amounts of securities entitled to inclusion (determined without regard to any requirement of a request to be included in such registration) in such registration held by all such Holders and other holders at the time of filing the registration statement. No Registrable Securities or other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

     If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require. If by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion and manner used in determining the underwriter limitation in this Section 8.5(b).

     If the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

        (f)  Company Registration.
             --------------------

                (i)  Notice of Registration.  If at any time or from time to
                     ----------------------
time, the Company shall determine to register in an underwritten offering any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than
(i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company shall:

                        (1) promptly give to each Holder written notice thereof; and

                        (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request by each holder received by the Company within 15 days after the Company mails such written notice, subject to the provisions below.

                (ii) Underwriting.  The right of any Holder to registration
                     ------------
pursuant to Section 8.6 shall be conditioned upon the participation by such Holder in such underwriting and the inclusion of the Registrable Securities of such Holder in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 8.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities held by Holders to be included in such registration. The Company shall so advise all Holders and the other holders distributing their securities through such underwriting, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders and other holders thereof in proportion, as nearly as practicable, to the respective amounts of securities entitled to inclusion (determined without regard to any requirement of a request to be included in such registration) in such registration held by all such Holders and other holders at the time of filing the registration statement, provided that no such inclusion of Registrable Securities and other securities by the underwriter may reduce the securities being offered by the Company for its own account. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares. If any Holder or other holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

             (iii)  Right to Terminate Registration.  The Company shall have the
                    -------------------------------
right to terminate or withdraw any registration initiated by it under this
Section 8.6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

        (g)  Form S-3 Registration.  In case the Company shall receive from a
             ---------------------
Holder or Holders a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to an amount of the Registrable Securities owned by such Holder or Holders for which the anticipated aggregate offering price would be at least $1,000,000, the Company shall:

             (i) promptly give written notice of the proposed registration, and any related qualification or compliance to all other Holders; and

             (ii) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however,
                                                            --------  -------
that the Company shall not be obligated to effect any such registration, qualification, or compliance pursuant to this Section 8.7: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Company shall furnish to the Holders a certificate signed by the president of the Company stating that in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the initiating request of the Holder or Holders under this Section 8.7; provided, however, that the Company
                                          --------  -------
shall not utilize this right more than once in any twelve month period; (3) if the Company has, within the twelve month period preceding the date of such request, already effected a registration on Form S-3 for the Holders pursuant to this Section 8.7; or (4) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the

Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

     Subject to the foregoing, the Company shall effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 8.7 shall not be counted as demands for registration or registrations effected pursuant to Sections 8.5 or 8.6.

     If the registration to be effected pursuant to this Section 8.7 is to be an underwritten public offering, it shall be managed by an underwriter or underwriters acceptable to Company selected by a majority in interest of the Holders requesting registration. In such event, the right of any Holder to registration pursuant to Section 8.7 shall be conditioned upon the participation by such Holder in such underwriting and the inclusion of the Registrable Securities of such Holder in the underwriting to the extent provided herein. If the managing underwriter so selected determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities held by such Holders to be included in such registration. The Company shall so advise such Holders, and the number of shares of Registrable Securities that may be included in the registration shall be allocated among such Holders in proportion to the respective amounts of Registrable Securities which would be held by each of such Holders at the time of filing of the registration statement. Any Registrable Securities that are so excluded from the underwriting shall be excluded from the registration. As used throughout this Section the term "Form S-3" shall be deemed to include any equivalent successor form for registration pursuant to the Act.

        (h)  Expenses of Registration.
             ------------------------

             (i) All Registration Expenses incurred in connection with the registration, qualification or compliance pursuant to Sections 8.5 and 8.6 shall be borne by the Company; provided, however, that the Company shall not be required to pay for expenses of any registration proceeding begun pursuant to
Section 8.5, the request of which has been subsequently withdrawn by the Initiating Holders, in which case such expenses shall be borne by the Holders of securities (including Registrable Securities) pro rata in accordance with the number of shares initially sought to be registered requesting or causing such withdrawal.

             (ii) All Registration Expenses and Selling Expenses incurred in connection with a registration, qualification, or compliance pursuant to Section
8.7 shall be borne pro rata by the Holders requesting the registration on Form S-3 according to the number of Registrable Securities included in such registration.

        (i)  Letter or Opinion of Counsel in Lieu of Registration.  If in the
             ----------------------------------------------------
opinion of counsel for the Company concurred in by counsel for the Holders, no registration under the Act is required in connection with the disposition of the Registrable Securities covered by any request made under Sections 8.5, 8.6, and 8.7 in the manner in which they propose to dispose of the Registrable Securities included in such request, the Company need not comply with such request or requests; provided, however, that the Company shall not be so relieved of its obligations under Sections 8.5, 8.6, and 8.7 unless such opinion of counsel for the Company shall have been mailed by the Company to such Holders within fifteen (15) days after the Company's receipt of their request or requests; and provided, further, that if counsel for the Company has opined that no registration is required in connection with any such disposition, such counsel shall further opine as to whether the removal of any legend from certificates representing all shares to which such opinion refers is permissible, and, if so, the Company shall remove from such certificates all legends no longer required thereon and shall rescind any stop-transfer instructions previously communicated to its transfer agent relating to such shares.

        (j)  Lock-up.  Each Purchaser (or other holder of any Securities)
             -------
hereby agrees not to offer, sell, or otherwise dispose of any of the Company's Common Stock held of record or beneficially owned by such person during such period following the effective date of the registration statement for the Company's initial underwritten public offering as is requested by the managing underwriter for such offering, provided that all officers and directors of the Company and all other persons with registration rights are bound by similar restrictions and the period of such restriction is no more than 180 days. Such restriction shall not apply to shares registered in such offering. In order to enforce this provision, the Company may impose stop-transfer instructions with respect to such shares until the end of such period.

        (k)  Registration Procedures.  If and whenever the Company is required
             -----------------------
by the provisions of this Section to use its most diligent efforts to effect promptly the registration of Registrable Securities, the Company shall:

             (i) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its most diligent efforts to cause such registration statement to become and remain effective as provided herein.

             (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition of the prospective seller or sellers of such Registrable Securities, but for no longer than one hundred twenty (120) days subsequent to the effective date of such registration in the case of a registration statement on Form S-1 (or any similar form of registration statement required to set forth substantially identical information) and for no longer than ninety (90) days in the case of a registration statement on Form S-3.

             (iii) Furnish to each prospective seller of Registrable Securities such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities of such seller.

        (l) Indemnification. In the event any of the Registrable Securities
            ---------------
are included in a registration statement under this Section:

                (i) The Company will indemnify each Holder, each of its officers and directors and partners and such Holder's separate legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors and partners and such Holders' separate legal counsel and independent accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

           (ii) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of Registrable Securities sold as contemplated herein.

                (iii) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                (iv) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (m) Information by Holder. The Holder or Holders of Registrable
            ---------------------
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section.

        (n) Rule 144 Reporting. With a view to making available the benefits of
            ------------------
certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company and until five years from the date hereof, the Company shall use its best efforts to:

                (i) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, beginning 90 days after (i) the effective date of the first registration statement filed by the Company for an offering of its securities to the general public, (ii) the Company registers a class of securities under Section 12 of the Securities

Exchange Act of 1934, as amended, or (iii) the Company issues an offering circular meeting the requirements of Regulation A under the Securities Act;

                (ii) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements);

                (iii) Furnish to any Holder promptly upon request a written statement as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

        (o) Assignment of Registration Rights. The rights to cause the Company
            ---------------------------------
to register securities granted under this Section may be assigned to a transferee or assignee in connection with the transfer or assignment of shares of Registrable Securities only if (i) such shares represent at least 1% of the outstanding shares of the Company's capital stock (assuming conversion of all Preferred Stock to Common Stock) on the date of such assignment, (ii) each such transferee or assignee agrees in writing to be bound by the provisions of this Agreement, the Right of First Refusal Agreement, and the Voting Agreement, and
(iii) the Company has been duly notified of the transfer of such shares pursuant to Section 9.5 hereof.

        (p) Amendment of Registration Rights. The registration rights provided
            --------------------------------
in this Section may be amended with the written consent of the Company and the holders of a majority of the Registrable Securities.

        (q) Exception for Rule 144 Sales. The registration rights provided in
            ----------------------------
this Section 8 shall have no effect when, and to the extent that, a holder of Registrable Securities may sell all of such holder's Registrable Securities under Rule 144 during a period of ninety (90) days.

                                  9.  SECTION

                              GENERAL PROVISIONS
                              ------------------
        (a) Governing Law. This agreement shall be governed by and construed
            -------------
according to the laws of the State of California.

        (b) Survival. The representations, warranties, and covenants of the
            --------
parties made herein shall survive the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the parties.

          (c)  Successors and Assigns.  Except as otherwise expressly limited
               ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto, provided, however, that the rights of a Purchaser to purchase Shares shall not be assignable without the consent of the Company.

          (d)  Entire Agreement; Amendment and Waiver.  This agreement and the
               --------------------------------------
other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Any term of this agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of a majority in interest of the Securities holders and the written consent of the Company. Any amendment or waiver effected in accordance with this Section 9.4 shall be binding upon each holder of the Securities and the Company.

          (e)  Notices, etc. All notices and other communications required or
               -------------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (i) if to a Purchaser, at such Purchaser's address set forth on the Schedule of Purchasers, or at such other address as such Purchaser shall have furnished to the Company in writing, or (ii) if to any other holder of any Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Securities who has so furnished an address to the Company, or (iii) if to the Company, one copy to its address set forth on the first page of this agreement and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Purchasers, and another copy to the Company's legal counsel to the attention of Thomas
C. Klein of Wilson, Sonsini, Goodrich & Rosati at 650 Page Mill Road, Palo Alto, California 94304.

          (f)  Delays or Omissions.  No delay or omission to exercise any
               -------------------
right, power, or remedy accruing to any party upon any breach or default under this agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this agreement, or any waiver on the part of any party of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

          (g)  References.  Unless context otherwise requires, any reference to
               ----------
a "Section" refers to a section of this agreement. Any reference to "this Section" refers to the whole number section in which such reference is contained.

          (h)  Severability.  If any provision of this agreement is held to be
               ------------
unenforceable under applicable law, then such provision shall be excluded from this agreement and the balance of this agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The court in its discretion may substitute for the excluded provision an enforceable provision which in economic substance reasonably approximates the excluded provision.

          (i)  Aggregation of Stock.  All shares of the Securities held or
               --------------------
acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this agreement.

          (j)  California Corporate Securities Law.  THE SALE OF THE SECURITIES
               -----------------------------------
WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

          (k)  Legal Expenses.  The Company shall pay all fees and legal
               --------------
expenses of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, incurred in connection with this Agreement and the transactions contemplated hereby. Each of the Purchasers shall pay the fees and legal expenses of counsel retained by such Purchasers in connection with this Agreement.

          (l)  Counterparts.  This agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one instrument.

     Executed effective as of the date set forth above.

     THE COMPANY: XPEED, INC.

     By:
        ---------------------------------------------------------

     Michael Pak, President and Secretary

     PURCHASER:Name of Purchasing Entity:
                                         --------------------------------------
     Signature:
                -------------------------------------------------
     Name & Title:
                  ----------------------------------------

                            STOCK PURCHASE AGREEMENT

     EXHIBIT A
     ---------

                             SCHEDULE OF PURCHASERS


PURCHASER                              DATE                SHARES             WARRANTS               PURCHASE PRICE
-------------------------------------------------------------------------------------------------------------------
Japan Asia Investment Co., Ltd.    Feb. __, 1999           125,000              31,250                     $250,000
-------------------------------------------------------------------------------------------------------------------
MKC-JAIC Fund                      Feb. __, 1999           125,000              31,250                     $250,000
-------------------------------------------------------------------------------------------------------------------
Hon-Jane Chiu                      Jan. 15, 1999           300,000              75,000                     $600,000
-------------------------------------------------------------------------------------------------------------------
Yung-Chang Lin                     Jan. 15, 1999           249,999              62,500                     $499,998
-------------------------------------------------------------------------------------------------------------------
Hang Chien Hsu                     Jan. 15, 1999           199,992              49,998                     $399,984
-------------------------------------------------------------------------------------------------------------------
CMI International Holdings Ltd     Jan. 29, 1999           490,000             122,500                     $980,000
-------------------------------------------------------------------------------------------------------------------
Dah Yip International              Feb. 2, 1999             49,992              12,498                     $ 99,984
 Corporation
-------------------------------------------------------------------------------------------------------------------
Pauline Lady Koh                   Feb. 2, 1999             49,992              12,498                     $ 99,984
-------------------------------------------------------------------------------------------------------------------
Chen Hui-Te                        Jan. 29, 1999             9,992               2,498                     $ 19,984
-------------------------------------------------------------------------------------------------------------------
Linda Dishner (Al Dishner)         Jan. 15, 1999            62,500              15,625                     $125,000
-------------------------------------------------------------------------------------------------------------------
Yen-Nan Lee (Robert Lee)           Jan. 15, 1999            50,000              12,500                     $100,000
-------------------------------------------------------------------------------------------------------------------
Richview Limited (Jeremy Wang)     Jan. 15, 1999            50,000              12,500                     $100,000
-------------------------------------------------------------------------------------------------------------------
Ashish Gupta                       Jan. 15, 1999            25,000               6,250                     $ 50,000
-------------------------------------------------------------------------------------------------------------------

Anand Rajaraman                    Jan. 15, 1999            37,500               9,375                     $ 75,000
-------------------------------------------------------------------------------------------------------------------
Rakesh Mathur                      Jan. 15, 1999            37,500               9,375                     $ 75,000
-------------------------------------------------------------------------------------------------------------------
Venky Harinarayan                  Jan. 15, 1999            25,000               6,250                     $ 50,000
-------------------------------------------------------------------------------------------------------------------
Ya-Cheng Wong (Tom Shieh)          Jan. 15, 1999            25,000               6,250                     $ 50,000
-------------------------------------------------------------------------------------------------------------------
Ching-Piao Chen                    Jan. 19, 1999            24,992               6,248                     $ 49,984
-------------------------------------------------------------------------------------------------------------------
Chan Jung Byun                     Jan. 19, 1999            24,992               6,248                     $ 49,984
-------------------------------------------------------------------------------------------------------------------
Na Na Kao                          Jan. 15, 1999            25,000               6,250                     $ 50,000
-------------------------------------------------------------------------------------------------------------------
Hae Soo Kim                        Jan. 27, 1999            49,992              12,498                     $ 99,984
-------------------------------------------------------------------------------------------------------------------
Jack Ajluni                        Jan. 25, 1999            20,000               5,000                     $ 40,000
-------------------------------------------------------------------------------------------------------------------
Andy Ajluni                        Jan. 25, 1999            15,000               3,750                     $ 30,000
-------------------------------------------------------------------------------------------------------------------
Yen Yen Lin                        Feb. 1, 1999             50,000              12,500                     $100,000
-------------------------------------------------------------------------------------------------------------------
WS Investment Co. 99-A             Feb. __, 1999            10,000               2,500                     $ 20,000
-------------------------------------------------------------------------------------------------------------------